WESTON PORTFOLIOS

                                     BYLAWS


                                    ARTICLE I

                        DECLARATION OF TRUST AND OFFICES

         Section 1. These Bylaws shall be subject to the Declaration of Trust, as from time to time in effect, of WESTON PORTFOLIOS, the Massachusetts business trust established by the Declaration of Trust.

         Section 2. The principal office of the Trust shall be in the City of Wellesley Commonwealth of Massachusetts. The Trust shall also have offices at such other places as the Board of Trustees may from time to time determine or the business of the Trust may require.


                                   ARTICLE II

              SHAREHOLDERS AND CERTIFICATES OF BENEFICIAL INTEREST

         Section 1. Every shareholder of record shall be entitled to a certificate of beneficial interest representing the shares owned by him. Certificates of beneficial interest shall be in such form as may be required by law and as the Board of Trustees shall prescribe. Every certificate of beneficial interest shall be signed by the Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Certificates of beneficial interest may bear the facsimile signatures of the officers authorized to sign such certificates.

         Section 2. Shares of beneficial interest of the Trust shall be transferable only on the books of the Trust by the person in whose name such shares are registered, or by his duly authorized attorney or representative. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust or Its duly authorized transfer agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Trust or its duly authorized transfer agent. No transfer shall be made unless and until the certificate issued to the transferor shall be delivered to the Trust or its duly authorized transfer agent, properly endorsed.

         Section 3. Any person desiring a certificate for shares of beneficial interest of the Trust to be issued in lieu of one lost or destroyed shall make an affidavit or affirmation setting forth the loss or destruction of such share certificate, and shall advertise such loss or destruction in such manner as the Board of Trustees may require, and shall, if the Board of Trustees shall so require, give the Trust a bond or indemnity, in such form and with such security as may be satisfactory to the Board, indemnifying the Trust against any loss that may result upon the issuance of a new share certificate. Upon receipt of such affidavit and proof of publication of the advertisement of such loss or destruction, and the bond, if any, required by the Board of Trustees, a new share certificate may be issued of the same tenor and for the number of shares as the one alleged to have been lost or destroyed.

         Section 4. The Trust shall be entitled to treat the holder of record of any share or shares of beneficial interest as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.


                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

         Section 1. No annual or regular meeting of Shareholders is required. A meeting of the shareholders of the Trust, or a series of the Trust, need not be held in any year in which none of the following are required to be acted on by shareholders under the Investment Company Act of 1940: (i) election of Trustees;
(ii) approval of an Investment Advisory Agreement; and (iii) approval. of a Plan of Distribution. Any meeting called for these or other purposes shall be held at the principal office of the Trust, or at such other place within or without the Commonwealth of Massachusetts as the Board of Trustees may from time to time prescribe.

         Section 2. Meetings of the shareholders may be called at any time by the Chairman, President or a majority, of the members of the Board of Trustees. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than 10% of the shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting be called for any other purpose requiring action by the Shareholders as provided in the Declaration of Trust or in the Bylaws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Upon receipt of a written request from such holders entitled to call a meeting, which shall state the purpose of the meeting and the matter proposed to be acted on at it, the Secretary shall inform the holders who made such request of the reasonably estimated cost of preparing and mailing a notice of a meeting and upon payment of such costs to the Trust, the Secretary shall issue notice of such meeting. Meetings of the shareholders shall be held at the principal office of the Trust, or at such other place within or without the Commonwealth of Massachusetts as the Board of Trustees may from time to time direct, or at such place within or without the Commonwealth of Massachusetts as shall be specified in thc notice of such meeting.

         Section 3. Notice of the time and place of any meeting of the shareholders shell be given to each shareholder entitled to notice of such meeting not less than ten days nor more than ninety days prior to the date of such meeting. The notice shall specify the object or objects of such meeting, and no business shall be transacted at such meeting other than that mentioned in the call.

         Section 4. The Board of Trustees may close the share transfer books of the Trust for a period not exceeding twenty days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of beneficial interest shall go into effect, or for a period of not exceeding twenty days in connection with the obtaining of the consent of shareholders for any purpose; provided, however, that in lieu of closing the share transfer books as aforesaid, the Board of Trustees may fix in advance a date, not exceeding ninety days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of beneficial interest shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares of beneficial interest or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any share on the books of the Trust after any such record date fixed as aforesaid.

         Section 5. At all meetings of the shareholders a quorum shall consist of the holders of a majority of the outstanding shares of beneficial interest of the Trust entitled to vote at such meeting. In the absence of a quorum no business shall be transacted except that the shareholders present in person or by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time to a date not more than one hundred twenty days after the original record date without further notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting on the date specified in the original notice. If a quorum is present at any meeting, the holders of a majority of the shares of beneficial interest of the Trust issued and outstanding and entitled to vote at the meeting who shall be present in person or by proxy at such meeting shall have power to approve any matter properly before the meeting, except a plurality of all votes cast at a meeting at which a quorum is present shall be sufficient for the election of a Trustee. The holders of such majority shall also have power to adjourn the meeting to any specific time or times, and no notice of any such adjourned meeting need be given to shareholders absent or otherwise.

         Section 6. At any meeting of the shareholders of the Trust every shareholder having the right to vote shall be entitled, in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting unless such instrument provides for a longer period, to one vote for each share of beneficial interest having voting power registered in his name on the books of the Trust.


                                   ARTICLE IV

                                    TRUSTEES

         Section 1. The Board of Trustees may by a vote of the entire board increase or decrease the number of trustees without a vote of the shareholders. Trustees need not hold any shares of beneficial interest of the Trust.

         Section 2. The Trustees shall be elected by the shareholders of the Trust at a meeting called for such purposes in any year in which such action is required by the Investment Company Act of 1940, and shall hold office until their successors shall be duly elected and shall qualify.

         Section 3. The Board of Trustees shall have the control and management of the business of the Trust, and in addition to the powers and authority by these Bylaws expressly conferred upon them, may exercise, subject to the provisions of the laws of the Commonwealth of Massachusetts and of the Declaration of Trust, all such powers of the Trust.

         Section 4. The Board of Trustees shall have power to fill vacancies occurring on the Board, whether by death, resignation or otherwise. A vacancy on the Board of Trustees resulting from any cause except an increase in the number of Trustees may be filled by a vote of the majority of the remaining members of the Board, though less than a quorum. A vacancy on the Board of Trustees resulting from an increase in the number of trustees may be filled by a majority of the entire Board of Trustees. A trustee elected by the Board of Trustees to fill a vacancy shall serve until the next meeting of shareholders and until his successor is elected and qualifies. If less than a majority of the trustees in office shall have been elected by the shareholders, a meeting of the shareholders shall be called as required under the Investment Company Act of 1940, as amended.

         Section 5. The Board of Trustees shall have power to appoint, and at its discretion to remove or suspend, any officers, managers, superintendents, subordinates, assistants, clerks, agents and employees, permanently or temporarily, as the Board may think fit, and to determine their duties and to fix, and from time to time to change, their salaries or emoluments, and to require security in such instances and in such amounts as it may deem proper.

         Section 6. In case of the absence of an officer of the Trust, or for any other reason which may seem sufficient to the Board of Trustees, the Board may delegate his powers and duties for the time being to any other officer of the Trust or to any trustee.

         Section 7. The Board of Trustees may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Trust which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust except those which by law, by the Declaration of Trust, or by these Bylaws may not be delegated. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees. Any such committee shall keep regular minutes of its proceedings, and shall report the same to the Board when required. The Trustees may abolish any such committee at any time. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

         Section 8. The Board of Trustees may hold their meetings and keep the books of the Trust, except the original or a duplicate share ledger and the original or a certified copy of these Bylaws, outside of the Commonwealth of Massachusetts, at such place or places as they may from time to time determine.

         Section 9. The Board of Trustees shall have power to fix, and from time to time to change the compensation, if any, of the trustees of the Trust.


                                    ARTICLE V

                                TRUSTEES MEETINGS

         Section 1. Regular meetings of the Board of Trustees shall be held without notice at such times and places as may be from time to time prescribed by the Board.

         Section 2. Special meetings of the Board of Trustees may be called at any time by the Chairman, and shall be called by the Chairman upon the written request of a majority of the members of the Board of Trustees. Unless notice is waived by all the members of the Board of

Trustees, notice of any special meeting shall be given to each trustee at least twenty-four hours prior to the date of such meeting, and such notice shall provide the time and place of such special meeting.

         Section 3. One-third of the entire Board of Trustees shall constitute a quorum for the transaction of business at any meeting; except that if the number of Trustees on the Board is less than six, two members shall constitute a quorum for the transaction of Business at any meeting. The act of a majority of the Trustees present at any meeting where there is a quorum shall be the act of the Board of Trustee except as may be otherwise required by Massachusetts law or the Investment Company Act of 1940.

         Section 4. The order of Business at meetings of the Board of Trustees shall be prescribed from time to time by the Board.


                                   ARTICLE VI

                               OFFICERS AND AGENTS

         Section 1. The Board shall elect one or more persons to serve as Chairman, President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer and may elect or appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as the Board may deem necessary and as the business of the Trust may require.

         Section 2. The Chairman of the Board and the President shall be elected from the membership of the Board of Trustees, but other officers need not be members of the Board of Trustees. Any two or more offices may be held by the same person except the offices of

President and Vice President. All officers of the Trust shall serve for one year and until their successors shall have been duly elected and shall have qualified; provided, however, that any officer may be removed at any time, either with or without cause, by action by the Board of Trustees. The meeting at which the officers are elected shall be known as the annual meeting of Trustees. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

         Section 3. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and In the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.


                                   ARTICLE VII

                               DUTIES OF OFFICERS

                              CHAIRMAN OF THE BOARD

         Section 1. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Trustees and shall be a member ex officio of all standing committees. He shall have those duties and responsibilities as shall be assigned to him by the Board of Trustees. In the absence, resignation, disability or death of the President, the Chairman shall exercise all the powers and perform all the duties of the President until his return, or until such disability shall be removed or until a new President shall have been elected.

                                    PRESIDENT

         Section 2. The President shall be the Chief Executive Officer of the Trust, and in the recess of the Board of Trustees shall have the general control end management of its business and affairs, subject, however to the regulations of the Board of Trustees.

         The President shall, in the absence of the Chairman, preside at all meetings of the shareholders and the Board of Trustees. In the event of the absence, resignation, disability or death of the Chairman, the President shall exercise all powers and perform all duties of the Chairman until his return, or until such disability shall have been removed or until a new Chairman shall have been elected.

                                 VICE PRESIDENT

         Section 3. The Vice President shall have those duties and responsibilities as shall be assigned to him by the Chairman or the President. In the event of the absence, resignation, disability or death of the Chairman and President, the Vice President shall exercise all the powers and perform all the duties of the President until his return, or until such disability shall be removed or until a new President shall have been elected. If the Board appoints more than one Vice President, the duties of such Vice Presidents shall be as designated by the Board.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 4. The Secretary shall attend all meetings of the shareholders and shall record all the proceedings thereof in a book to be kept for that purpose, and he shall be the custodian of the seal of the Trust. In the absence of the Secretary, an Assistant Secretary or any other person appointed or elected by the Board of Directors, as is elsewhere in these Bylaws provided, may exercise the rights and perform the duties of the Secretary.

         Section 5. The Assistant Secretary, or, if there be more than one Assistant Secretary, then the Assistant Secretaries in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Any Assistant Secretary elected by the Board shall also perform such other duties and exercise such other powers as the Board of Directors shall from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 6. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, keep full and correct accounts of the receipts and expenditures of the Trust in books belonging to the Trust and shall deposit all monies and valuable efforts in the name and to the credit of the Trust and in such depositories as may be designated by the Board of Trustees, and shall, if the Board shall so direct, give bond with sufficient security and in such amount as may be required by the Board of Trustees for the faithful performance of his duties.

         He shall disburse funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the President and Board of Trustees at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as the chief fiscal officer of the Trust and of the financial condition of the Trust, and shall present each year a full financial report of the preceding fiscal year.

         Section 7. The Assistant Treasurer, or, if there be more than one Assistant Treasurer, then the Assistant Treasurers in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer elected by the board shall also perform such duties and exercise such powers as the Board of Trustees shall from time to time prescribe.


                                  ARTICLE VIII

                           CHECKS, DRAFTS, NOTES, ETC.

         Section 1. All checks shall bear the signature of such person or persons as the Board of Trustees may from time to time direct.

         Section 2. All notes and other similar obligations and acceptances of drafts by the Trust shall be signed by such person or persons as the Board of Trustees may from time to time direct.

         Section 3. Any officer of the Trust or any other employee, as the Board of Trustees may from time to time direct, shall have full power to endorse for deposit all checks and all negotiable paper drawn payable to his or their order or to the order of the Trust.

                                   ARTICLE IX

                                      SEAL

         Section 1. The seal of the Trust shall have inscribed thereon the name of the Trust, the year of its organization, and the word "Massachusetts." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. Unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                    ARTICLE X

                                    DIVIDENDS

         Section 1. Dividends upon the shares of beneficial interest of the Trust may be declared by the Board of Trustees at any regular or special meeting, subject to the provisions of the Declaration of Trust and pursuant to law. Dividends may be paid in cash, in property, or in shares of beneficial interest of the Trust.

         Section 2. Before payment of any dividend there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees may, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board of Trustees shall deem to be for the best interests of the Trust, and the Board of Trustees may abolish any such reserve in the manner in which it was created.

                                   ARTICLE XI

                                   FISCAL YEAR

         Section 1. The fiscal year of the Trust shall be determined by resolution of the Board of Trustees.


                                   ARTICLE XII

                                     REPORTS

         Section 1. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


                                  ARTICLE XIII

                               EXECUTION OF PAPERS

         Section 1. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.


                                   ARTICLE XIV

                       DEALINGS WITH TRUSTEES AND OFFICERS

         Section 1. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.


                                   ARTICLE XV

                                     NOTICES

         Section 1. Whenever under the provisions of these Bylaws notice is required to be given to any trustee or shareholder, such notice is deemed given when it is personally delivered, left at the residence or usual place of business of the trustee or shareholder, or mailed to such trustee or shareholder at such address as shall appear on the books of the Trust and such notice, if mailed, shall be deemed to be given at the time it shall be so deposited in the United States mail postage prepaid. In the case of trustees, such notice may also be given orally by telephone or by telegraph or cable.

         Section 2. Any notice required to be given under these Bylaws may be waived in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein.


                                   ARTICLE XVI

                                   AMENDMENTS

         Section 1. These Bylaws may be amended, altered or repealed by a majority of the Board of Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.